BOK Financial Corporation reports quarterly earnings of $120 million, or $1.86 per share, in the first quarter.

First quarter 2025 financial highlights[1]
Net Income	Net income was $119.8 million, or $1.86 per diluted share, compared to $136.2 million, or $2.12 per diluted share.

Net Interest Income & Margin	Net interest income totaled $316.3 million, an increase of $3.2 million. Net interest margin expanded 3 basis points to 2.78% compared to 2.75% in the prior quarter.

Fees & Commissions Revenue
Fees and commissions revenue was $184.1 million, a decrease of $22.8 million. Brokerage and trading revenue decreased $24.4 million due to lower trading volumes and trading margin compression, driven by market volatility during the first quarter.

Operating Expense
Operating expense was $347.5 million, consistent with the prior quarter. Personnel expense increased $3.5 million due to seasonally higher employee benefits and regular compensation expenses, partially offset by a reduction in incentive compensation. Non-personnel expense decreased $3.6 million, led by reduced mortgage banking costs and professional fees and services expense.

Loans
Period end loans were $23.7 billion, a decrease of $424 million. A decrease in commercial loans, primarily driven by energy balances, was partially offset by growth in commercial real estate loans and loans to individuals. Average outstanding loan balances were $24.1 billion, a $44 million increase.

Credit Quality
Nonperforming assets totaled $85 million, or 0.36% of outstanding loans and repossessed assets, at March 31, 2025, compared to $49 million, or 0.20%, at December 31, 2024. Net charge-offs were $1.1 million, or 0.02% of average loans on an annualized basis, in the first quarter.

Deposits
Period end deposits grew by $90 million to $38.3 billion, while average deposits increased $540 million to $38.4 billion. Average interest-bearing deposits increased $762 million, while average demand deposits decreased by $222 million. The loan to deposit ratio was 62% at March 31, 2025, compared to 63% at December 31, 2024.

Capital	Tangible common equity ratio was 9.48% compared to 9.17% at December 31, 2024. Tier 1 capital ratio was 13.31%, Common equity Tier 1 capital ratio was 13.31%, and total capital ratio was 14.54%.
1     Comparisons are to prior quarter unless otherwise noted.

▲	$3.2 million	2 bps	9.48%	▲	31 bps
NET INTEREST INCOME		NET CHARGE-OFFS (ANNUALIZED)	TANGIBLE COMMON EQUITY

CEO Commentary
Stacy Kymes, President and CEO, stated, “Our results this quarter are a testament to the strength and adaptability of our organization and our ability to navigate through times of uncertainty and extraordinary market volatility. Our diverse business model performed well this quarter and our diligent risk management practices were on display despite recent market disruptions and geopolitical events. Net interest income continues to expand, our loan pipeline is strong, credit quality remains excellent and we have incredibly strong capital and liquidity levels. While volatile market conditions may cause temporary headwinds for some of our fee businesses, the model we’ve created is built for long-term success, not just short-term results."

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Net Interest Income

(Dollars in thousands)	Mar. 31, 2025	Dec. 31, 2024	Change	% Change
Interest revenue
Interest-bearing cash and cash equivalents	$6,229	$6,322	$(93)	(1.5)%
Trading securities	73,871	68,817	5,054	7.3%
Investment securities	7,008	7,256	(248)	(3.4)%
Available-for-sale securities	127,573	127,803	(230)	(0.2)%
Fair value option securities	178	183	(5)	(2.7)%
Restricted equity securities	6,541	6,427	114	1.8%
Residential mortgage loans held for sale	975	1,296	(321)	(24.8)%
Loans	398,737	423,487	(24,750)	(5.8)%
Total interest revenue	$621,112	$641,591	$(20,479)	(3.2)%
Interest expense
Interest-bearing deposits:
Transaction	$204,521	$214,868	$(10,347)	(4.8)%
Savings	1,168	1,213	(45)	(3.7)%
Time	35,383	41,643	(6,260)	(15.0)%
Total interest-bearing deposits	241,072	257,724	(16,652)	(6.5)%
Funds purchased and repurchase agreements	7,028	10,231	(3,203)	(31.3)%
Other borrowings	52,135	55,883	(3,748)	(6.7)%
Subordinated debentures	2,084	2,241	(157)	(7.0)%
Total interest expense	$302,319	$326,079	$(23,760)	(7.3)%
Tax-equivalent net interest income	318,793	315,512	3,281	1.0%
Less: Tax-equivalent adjustment	2,542	2,466	76	3.1%
Net interest income	$316,251	$313,046	$3,205	1.0%

Net interest margin	2.78%	2.75%	0.03%	N/A

Average earning assets	$45,606,324	$45,375,438	$230,886	0.5%
Average trading securities	5,881,997	5,636,949	245,048	4.3%
Average investment securities	1,980,005	2,037,072	(57,067)	(2.8)%
Average available-for-sale securities	12,962,830	12,969,630	(6,800)	(0.1)%
Average loans balance	24,068,227	24,024,544	43,683	0.2%
Average interest-bearing deposits	30,203,009	29,440,556	762,453	2.6%
Funds purchased and repurchase agreements	935,716	1,076,400	(140,684)	(13.1)%
Other borrowings	4,626,402	4,489,870	136,532	3.0%
Net interest income was $316.3 million for the first quarter of 2025, an increase of $3.2 million over the prior quarter. Net interest margin expanded to 2.78% from 2.75%, primarily attributable to liabilities re-pricing lower more quickly than assets during the quarter. For the first quarter of 2025, our core net interest margin excluding trading activities, a non-GAAP measure, decreased 4 basis points to 3.05% compared to 3.09% in the prior quarter.
Average earning assets increased $231 million. Average trading securities increased $245 million. Average loan balances increased $44 million, largely due to growth in portfolio balances for commercial real estate loans and loans to individuals, largely offset by a decrease in commercial loans. Average interest-bearing deposits increased $762 million, primarily from interest-bearing transaction accounts. Funds purchased and repurchase agreements decreased $141 million, while average other borrowings increased $137 million.
The yield on average earning assets was 5.45%, a 14 basis point decrease from the prior quarter. The loan portfolio yield decreased 30 basis points to 6.71% as the majority of our portfolio is floating rate and realized a full quarter impact of the fed funds rate cuts in the latter half of 2024. The yield on trading securities was up 17 basis points to 5.07%.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Funding costs were 3.42%, down 27 basis points. The cost of interest-bearing deposits decreased 24 basis points to 3.24%. The cost of funds purchased and repurchase agreements decreased 73 basis points to 3.05%, while the cost of other borrowings decreased 38 basis points to 4.57%. The benefit to net interest margin from assets funded by non-interest liabilities was 75 basis points, a decrease of 10 basis points.

Other Operating Revenue

(Dollars in thousands)	Mar. 31, 2025	Dec. 31, 2024	Change	% Change
Brokerage and trading revenue	$31,068	$55,505	$(24,437)	(44.0)%
Transaction card revenue	27,092	27,631	(539)	(2.0)%
Fiduciary and asset management revenue	60,972	60,595	377	0.6%
Deposit service charges and fees	30,275	30,038	237	0.8%
Mortgage banking revenue	19,815	18,140	1,675	9.2%
Other revenue	14,894	15,029	(135)	(0.9)%
Total fees and commissions	184,116	206,938	(22,822)	(11.0)%
Other gains (losses), net	(725)	4,995	(5,720)	N/A
Gain (loss) on derivatives, net	9,565	(21,728)	31,293	N/A
Gain (loss) on fair value option securities, net	325	(621)	946	N/A
Change in fair value of mortgage servicing rights	(7,240)	20,460	(27,700)	N/A
Total other operating revenue	$186,041	$210,044	$(24,003)	(11.4)%
Fees and commissions revenue totaled $184.1 million for the first quarter of 2025, a decrease of $22.8 million compared to the prior quarter.
Brokerage and trading revenue decreased $24.4 million to $31.1 million, primarily driven by lower trading volumes and compressed spreads for U.S. agency mortgage-backed securities, as demand slowed due to market volatility from major geopolitical risks. We also experienced seasonally weaker municipal pipelines during the quarter.
Mortgage banking revenue increased $1.7 million led by higher production as client demand begins to grow and inventory constraints start to ease. Mortgage production volume increased $8.9 million, and realized margin on funded mortgage loans improved 4 bps.
Other gains (losses), net, were a net loss of $725 thousand for the first quarter of 2025, compared to a net gain of $5.0 million in the prior quarter. Unrealized gain on merchant banking investments was $678 thousand and loss on investments related to deferred compensation was $1.1 million for the first quarter of 2025, compared to a gain on merchant banking investments of $2.2 million and a gain of $2.5 million on investments related to deferred compensation in the prior quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Operating Expenses

(Dollars in thousands)	Mar. 31, 2025	Dec. 31, 2024	Change	% Change
Personnel	$214,185	$210,675	$3,510	1.7%
Business promotion	8,818	9,365	(547)	(5.8)%
Professional fees and services	13,269	15,175	(1,906)	(12.6)%
Net occupancy and equipment	32,992	32,713	279	0.9%
FDIC and other insurance	6,587	6,862	(275)	(4.0)%
FDIC special assessment	523	(686)	1,209	N/A
Data processing and communications	47,578	48,024	(446)	(0.9)%
Printing, postage, and supplies	3,639	3,699	(60)	(1.6)%
Amortization of intangible assets	2,652	2,855	(203)	(7.1)%
Mortgage banking costs	7,689	10,692	(3,003)	(28.1)%
Other expense	9,597	8,282	1,315	15.9%
Total operating expense	$347,529	$347,656	$(127)	—%
Total operating expense was $347.5 million for the first quarter of 2025, consistent with the prior quarter.
Personnel expense was $214.2 million, an increase of $3.5 million. Employee benefits expense increased $7.7 million, primarily due to a seasonal increase in payroll taxes. Regular compensation costs grew $3.2 million due to standard annual merit increases effective for most employees in March. Cash-based incentive compensation expense decreased $4.6 million, primarily driven by reduced trading activity. Deferred compensation expense decreased $3.2 million; however, this was largely offset by a decrease in the value of related investments included in Other gains (losses), net.
Non-personnel expense was $133.3 million, a decrease of $3.6 million. Lower prepayments led to a $3.0 million decrease in mortgage banking costs. Professional fees and services expense decreased $1.9 million, largely related to lower technology project costs. Other expense increased by $1.3 million due to higher operational losses.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Loans

(Dollars in thousands)	Mar. 31, 2025	Dec. 31, 2024	Change	% Change
Commercial:
Healthcare	$3,789,446	$3,967,533	$(178,087)	(4.5)%
Services	3,704,834	3,643,203	61,631	1.7%
Energy	2,860,330	3,254,724	(394,394)	(12.1)%
General business	4,048,821	4,164,676	(115,855)	(2.8)%
Total commercial	14,403,431	15,030,136	(626,705)	(4.2)%

Commercial Real Estate:
Multifamily	2,336,312	2,237,064	99,248	4.4%
Industrial	1,163,089	1,127,867	35,222	3.1%
Office	704,688	755,838	(51,150)	(6.8)%
Retail	497,579	485,926	11,653	2.4%
Residential construction and land development	105,190	109,120	(3,930)	(3.6)%
Other real estate loans	356,678	342,637	14,041	4.1%
Total commercial real estate	5,163,536	5,058,452	105,084	2.1%

Loans to individuals:
Residential mortgage	2,471,345	2,436,958	34,387	1.4%
Residential mortgages guaranteed by U.S. government agencies	133,453	136,649	(3,196)	(2.3)%
Personal	1,518,723	1,452,529	66,194	4.6%
Total loans to individuals	4,123,521	4,026,136	97,385	2.4%

Total loans	$23,690,488	$24,114,724	$(424,236)	(1.8)%
Outstanding loans were $23.7 billion at March 31, 2025, a decrease of $424 million compared to December 31, 2024, largely due to a decrease in commercial loans, partially offset by growth in commercial real estate loans and loans to individuals. Unfunded loan commitments decreased $189 million compared to the fourth quarter of 2024.
Outstanding commercial loan balances, which includes healthcare, services, energy, and general business loans, decreased $627 million compared to the prior quarter.
Energy loan balances decreased $394 million to $2.9 billion, or 12% of total loans. The majority of this portfolio is first lien, senior secured, reserve-based lending to oil and gas producers, which we believe is the lowest risk form of energy lending. Approximately 72% of committed production loans are secured by properties primarily producing oil. The remaining 28% is secured by properties primarily producing natural gas. Unfunded energy loan commitments were $4.4 billion at March 31, 2025, a $16 million increase over December 31, 2024.
Healthcare sector loan balances decreased $178 million and totaled $3.8 billion, or 16% of total loans. Our healthcare sector loans primarily consist of $3.1 billion of senior housing and care facilities, including independent living, assisted living, and skilled nursing. Generally, we loan to borrowers with a portfolio of multiple facilities, which serves to help diversify risks specific to a single facility.
General business loans decreased $116 million to $4.0 billion, or 17% of total loans. General business loans include $2.4 billion of wholesale/retail loans and $1.6 billion of loans from other commercial industries.
Services sector loan balances increased $62 million to $3.7 billion, or 16% of total loans. Services loans consist of a large number of loans to a variety of businesses, including Native American tribal and state and local municipal government entities, Native American tribal casino operations, foundations and not-for-profit organizations, educational services, and specialty trade contractors.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Commercial real estate loan balances increased $105 million to $5.2 billion, representing 22% of total loans. Loans secured by multifamily properties increased $99 million to $2.3 billion and loans secured by industrial facilities increased $35 million to $1.2 billion. The increases in these portfolios were partially offset by a $51 million decrease in loans secured by office facilities. Unfunded commercial real estate loan commitments were $1.9 billion at March 31, 2025, a $45 million decrease compared to December 31, 2024. We take a disciplined approach to managing our concentration of commercial real estate loan commitments as a percentage of capital.
Loans to individuals increased $97 million to $4.1 billion and represent 17% of total loans. Personal loans increased $66 million, while residential mortgage loans increased $31 million.

Period End & Average Deposits

(Dollars in thousands)	Mar. 31, 2025	Dec. 31, 2024	Change	% Change
Period end deposits
Demand	$8,288,496	$8,371,897	$(83,401)	(1.0)%
Interest-bearing transaction	25,662,030	25,455,106	206,924	0.8%
Savings	864,719	828,817	35,902	4.3%
Time	3,466,428	3,535,410	(68,982)	(2.0)%
Total deposits	$38,281,673	$38,191,230	$90,443	0.2%

Average deposits
Demand	$8,156,069	$8,378,558	$(222,489)	(2.7)%
Interest-bearing transaction	25,859,733	24,992,464	867,269	3.5%
Savings	844,875	818,210	26,665	3.3%
Time	3,498,401	3,629,882	(131,481)	(3.6)%
Total average deposits	$38,359,078	$37,819,114	$539,964	1.4%
Our funding sources, which primarily include deposits and wholesale borrowings, provide adequate liquidity to meet our needs. The loan to deposit ratio was 62% at March 31, 2025, compared to 63% at December 31, 2024, providing significant on-balance sheet liquidity to meet future loan demand and contractual obligations.
Period end deposits totaled $38.3 billion at March 31, 2025, a $90 million increase. Interest-bearing transaction account balances increased $207 million, while demand deposits decreased $83 million. Time deposits decreased $69 million.
Average deposits were $38.4 billion at March 31, 2025, a $540 million increase. Average interest-bearing transaction account balances increased $867 million. Average demand deposit account balances decreased $222 million and average time deposits decreased $131 million.
Average Commercial Banking deposits decreased $173 million to $17.8 billion, or 46% of total deposits. Our commercial deposit portfolio is highly diversified across industries and customers. The highest concentration by industry within our commercial deposit portfolio is with our energy customers representing 9% of our total deposits. Consumer Banking deposits decreased $43 million to $8.2 billion, or 21% of total deposits. Average Wealth Management deposits increased by $719 million to $10.7 billion, or 28% of total deposits.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Capital

	Minimum Capital Requirement	Capital Conservation Buffer	Minimum Capital Requirement Including Capital Conservation Buffer	Mar. 31, 2025	Dec. 31, 2024
Common equity Tier 1	4.50%	2.50%	7.00%	13.31%	13.03%
Tier 1 capital	6.00%	2.50%	8.50%	13.31%	13.04%
Total capital	8.00%	2.50%	10.50%	14.54%	14.21%
Tier 1 leverage	4.00%	N/A	4.00%	10.02%	9.97%
Tangible common equity ratio[1]				9.48%	9.17%
Adjusted common tangible equity ratio[1]				9.23%	8.86%

Common stock repurchased (shares)				10,000	—
Average price per share repurchased				$98.45	$—
1     See Explanation and Reconciliation of Non-GAAP Measures following.
The company's common equity Tier 1 capital ratio was 13.31% at March 31, 2025. In addition, the company's Tier 1 capital ratio was 13.31%, total capital ratio was 14.54%, and leverage ratio was 10.02% at March 31, 2025. At December 31, 2024, the company's common equity Tier 1 capital ratio was 13.03%, Tier 1 capital ratio was 13.04%, total capital ratio was 14.21%, and leverage ratio was 9.97%.
The company's tangible common equity ratio, a non-GAAP measure, was 9.48% at March 31, 2025, and 9.17% at December 31, 2024. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities. Adjusted for all unrealized securities portfolio gains and losses, including those in the investment portfolio, the tangible common equity ratio would be 9.23%.

Credit Quality
Nonperforming assets totaled $85 million, or 0.36% of outstanding loans and repossessed assets, at March 31, 2025, compared to $49 million, or 0.20%, at December 31, 2024. Excluding loans guaranteed by U.S. government agencies, nonperforming assets totaled $79 million, or 0.33% of outstanding loans and repossessed assets, at March 31, 2025, compared to $42 million, or 0.18%, at December 31, 2024.
Nonaccruing loans increased $37 million compared to December 31, 2024. New nonaccruing loans identified in the first quarter totaled $39 million, partially offset by $2.0 million in payments received and $2.3 million in charge-offs. Nonaccruing healthcare loans increased $16 million and nonaccruing services loans increased $13 million.
Net charge-offs were $1.1 million, or 0.02% of average loans on an annualized basis, in the first quarter. Net charge-offs were $528 thousand, or 0.01% of average loans on an annualized basis, in the fourth quarter of 2024.
Consistent with the prior quarter, no provision for expected credit losses was necessary for the first quarter of 2025. A worse economic outlook compared to the prior quarter was offset by decreased loan balances and further improvements in portfolio credit quality during the quarter.
At March 31, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $331 million, or 1.40% of outstanding loans and 431% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies. At December 31, 2024, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $332 million, or 1.38% of outstanding loans and 831% of nonaccruing loans.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Securities & Derivatives
The fair value of the available-for-sale securities portfolio totaled $13.1 billion at March 31, 2025, a $251 million increase over December 31, 2024. At March 31, 2025, the available-for-sale securities portfolio consisted primarily of $8.8 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.3 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At March 31, 2025, the available-for-sale securities portfolio had a net unrealized loss of $364 million, compared to $537 million at December 31, 2024.
We hold an inventory of trading securities in support of sales to a variety of customers. At March 31, 2025, the trading securities portfolio totaled $5.9 billion, compared to $4.9 billion at December 31, 2024.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities decreased $326 thousand to $17.6 million at March 31, 2025.
Derivative contracts are carried at fair value. At March 31, 2025, the net fair values of derivative contracts, before consideration of cash margin, reported as assets under our customer derivative programs totaled $428 million, compared to $242 million at December 31, 2024. The aggregate net fair value of derivative contracts, before consideration of cash margin, held under these programs reported as liabilities totaled $386 million at March 31, 2025, and $205 million at December 31, 2024.
The net benefit of the changes in the fair value of mortgage servicing rights and related economic hedges was $2.2 million during the first quarter of 2025, including a $9.5 million increase in the fair value of securities and derivative contracts held as an economic hedge, a $7.2 million decrease in the fair value of mortgage servicing rights, and $71 thousand of related net interest expense.

First Quarter 2025 Segment Highlights

	Commercial Banking		Consumer Banking		Wealth Management

(In thousands)	Mar. 31, 2025	Dec. 31, 2024	Mar. 31, 2025	Dec. 31, 2024	Mar. 31, 2025	Dec. 31, 2024
Net interest income and fee revenue	$233,415	$256,310	$94,047	$101,445	$140,838	$156,454
Net loans charged-off (recovered)	148	(115)	1,517	993	(8)	(10)
Personnel expense	48,051	49,592	25,837	24,799	67,245	69,944
Non-personnel expense	28,183	31,242	31,399	35,111	27,021	25,252
Net income before taxes	139,983	160,393	22,122	23,580	32,726	48,915

Average loans	$19,965,166	$19,996,608	$2,206,553	$2,147,058	$2,187,599	$2,160,588
Average deposits	17,769,083	17,941,793	8,154,762	8,197,577	10,702,521	9,983,232
Assets under management or administration					113,956,563	114,615,237
Commercial Banking contributed $140.0 million to net income before taxes in the first quarter of 2025, a decrease of $20.4 million compared to the fourth quarter of 2024. Combined net interest income and fee revenue decreased $22.9 million, primarily due to reduced loan spreads as the majority of our portfolio is floating rate and realized a full quarter impact of the fed funds rate cuts in the latter half of 2024, along with lower loan balances. Personnel expense decreased $1.5 million due to lower incentive compensation costs during the quarter, and non-personnel expense decreased $3.1 million, primarily due to reduced costs related to ongoing projects. Other gains (losses), net, declined $1.5 million related to reduced gains on merchant banking investments. Average loans were largely unchanged from the previous quarter. Average deposits declined $173 million, or 1%, to $17.8 billion.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Consumer Banking contributed $22.1 million to net income before taxes in the first quarter of 2025, a decrease of $1.5 million compared to the prior quarter. Combined net interest income and fee revenue decreased $7.4 million, largely due to a reduction in the spread on deposits, partially offset by an increase in mortgage banking revenue from higher production volumes. Other operating expenses decreased $2.7 million, primarily due to lower mortgage costs. The net benefit of the changes in the fair value of mortgage servicing rights and related economic hedges was $2.2 million, compared to a net cost of $2.2 million in the prior quarter. Average loans increased $59 million, or 3%, to $2.2 billion. Average deposits were largely unchanged from the previous quarter.
Wealth Management contributed $32.7 million to net income before taxes in the first quarter of 2025, a decrease of $16.2 million compared to the fourth quarter of 2024. Combined net interest income and fee revenue decreased $15.6 million. Total revenue from trading activities decreased $14.4 million, primarily driven by lower U.S. agency residential mortgage-backed securities trading volumes and tightened spread as client demand was muted given the current market conditions. During the first quarter of 2025, trading-related fee revenue began to shift to net interest income due to the steepening of the yield curve. Other operating expense was relatively consistent with the prior quarter as lower sales-based incentive compensation expense driven by decreased trading activity was largely offset by increased data processing and communications expense. Average loans increased $27 million, or 1%, to $2.2 billion. Average deposits increased $719 million, or 7%, to $10.7 billion. Assets under management or administration were $114.0 billion, a decrease of $659 million, or 1%.

Conference Call & Webcast
The company will hold a conference call at noon Central time on Tuesday, April 22, 2025, to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at bokf.com. The conference call can also be accessed by dialing 1-800-715-9871 toll free, or 1-646-307-1963, conference ID: 6617678. A webcast replay will also be available shortly after the conclusion of the live call at bokf.com or by dialing 1-800-770-2030 and referencing replay PIN: 6617678.

About BOK Financial Corporation
BOK Financial Corporation is a $50 billion regional financial services company headquartered in Tulsa, Oklahoma with $114 billion in assets under management or administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin, Connecticut and Tennessee. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of March 31, 2025 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “outlook,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in government, changes in governmental economic policy, including tariffs, changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial Corporation and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2025	Dec. 31, 2024
Assets
Cash and due from banks	$990,358	$1,043,969
Interest-bearing cash and cash equivalents	426,337	390,732
Trading securities	5,851,752	4,899,090
Investment securities, net of allowance	1,953,513	2,017,225
Available-for-sale securities	13,102,877	12,851,600
Fair value option securities	17,550	17,876
Restricted equity securities	315,192	406,178
Residential mortgage loans held for sale	79,664	77,561
Loans:
Commercial	14,403,431	15,030,136
Commercial real estate	5,163,536	5,058,452
Loans to individuals	4,123,521	4,026,136
Total loans	23,690,488	24,114,724
Allowance for loan losses	(278,594)	(280,035)
Loans, net of allowance	23,411,894	23,834,689
Premises and equipment, net	636,096	634,485
Receivables	261,696	281,091
Goodwill	1,044,749	1,044,749
Intangible assets, net	44,064	46,788
Mortgage servicing rights	342,111	338,145
Real estate and other repossessed assets, net	1,769	2,254
Derivative contracts, net	405,202	242,809
Cash surrender value of bank-owned life insurance	419,150	416,741
Receivable on unsettled securities sales	54,662	4,825
Other assets	1,113,553	1,135,085
Total assets	$50,472,189	$49,685,892

Liabilities
Deposits:
Demand	$8,288,496	$8,371,897
Interest-bearing transaction	25,662,030	25,455,106
Savings	864,719	828,817
Time	3,466,428	3,535,410
Total deposits	38,281,673	38,191,230
Funds purchased and repurchase agreements	851,875	1,292,856
Other borrowings	3,151,178	3,030,123
Subordinated debentures	131,186	131,200
Accrued interest, taxes, and expense	291,174	352,345
Due on unsettled securities purchases	1,335,251	405,494
Derivative contracts, net	180,001	237,582
Other liabilities	475,473	494,105
Total liabilities	44,697,811	44,134,935
Shareholders' equity
Capital, surplus and retained earnings	6,134,156	6,051,393
Accumulated other comprehensive loss	(362,343)	(503,040)
Total shareholders’ equity	5,771,813	5,548,353
Non-controlling interests	2,565	2,604
Total equity	5,774,378	5,550,957
Total liabilities and equity	$50,472,189	$49,685,892

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
AVERAGE BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
(In thousands)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Assets
Interest-bearing cash and cash equivalents	$564,014	$546,955	$531,811	$533,760	$567,680
Trading securities	5,881,997	5,636,949	5,802,448	5,922,891	5,371,209
Investment securities, net of allowance	1,980,005	2,037,072	2,094,408	2,151,079	2,210,040
Available-for-sale securities	12,962,830	12,969,630	12,939,422	12,755,865	12,537,981
Fair value option securities	17,603	18,384	19,095	19,170	20,080
Restricted equity securities	348,266	338,236	410,800	453,303	412,376
Residential mortgage loans held for sale	63,365	87,353	95,742	81,371	57,402
Loans:
Commercial	14,633,090	14,973,929	15,076,308	15,516,238	14,992,639
Commercial real estate	5,245,867	5,039,535	5,257,842	5,048,704	5,188,152
Loans to individuals	4,189,270	4,011,080	3,970,734	3,820,211	3,767,776
Total loans	24,068,227	24,024,544	24,304,884	24,385,153	23,948,567
Allowance for loan losses	(279,983)	(283,685)	(287,227)	(283,246)	(278,449)
Loans, net of allowance	23,788,244	23,740,859	24,017,657	24,101,907	23,670,118
Total earning assets	45,606,324	45,375,438	45,911,383	46,019,346	44,846,886
Cash and due from banks	995,598	910,894	884,053	871,171	861,319
Derivative contracts, net	328,478	360,352	294,276	273,052	326,564
Cash surrender value of bank-owned life insurance	417,797	414,760	412,945	410,679	409,230
Receivable on unsettled securities sales	184,960	284,793	216,158	171,344	307,389
Other assets	3,453,746	3,268,949	3,438,220	3,449,607	3,276,184
Total assets	$50,986,903	$50,615,186	$51,157,035	$51,195,199	$50,027,572

Liabilities
Deposits:
Demand	$8,156,069	$8,378,558	$8,273,656	$8,386,979	$8,631,416
Interest-bearing transaction	25,859,733	24,992,464	23,986,697	23,006,204	22,264,259
Savings	844,875	818,210	820,980	832,704	843,037
Time	3,498,401	3,629,882	3,678,964	3,427,336	3,287,179
Total deposits	38,359,078	37,819,114	36,760,297	35,653,223	35,025,891
Funds purchased and repurchase agreements	935,716	1,076,400	1,016,688	1,838,323	1,258,044
Other borrowings	4,626,402	4,489,870	6,366,046	7,151,228	6,844,633
Subordinated debentures	131,188	131,185	131,155	131,156	131,154
Derivative contracts, net	237,035	417,026	466,271	380,942	537,993
Due on unsettled securities purchases	425,050	472,334	348,585	351,199	499,936
Other liabilities	611,762	630,957	618,187	539,485	574,954
Total liabilities	45,326,231	45,036,886	45,707,229	46,045,556	44,872,605
Total equity	5,660,672	5,578,300	5,449,806	5,149,643	5,154,967
Total liabilities and equity	$50,986,903	$50,615,186	$51,157,035	$51,195,199	$50,027,572

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
STATEMENTS OF EARNINGS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2025	2024
Interest revenue	$618,570	$645,212
Interest expense	302,319	351,640
Net interest income	316,251	293,572
Provision for credit losses	—	8,000
Net interest income after provision for credit losses	316,251	285,572
Other operating revenue:
Brokerage and trading revenue	31,068	59,179
Transaction card revenue	27,092	25,493
Fiduciary and asset management revenue	60,972	55,305
Deposit service charges and fees	30,275	28,685
Mortgage banking revenue	19,815	18,967
Other revenue	14,894	12,935
Total fees and commissions	184,116	200,564
Other gains (losses), net	(725)	4,269
Gain (loss) on derivatives, net	9,565	(8,633)
Gain (loss) on fair value option securities, net	325	(305)
Change in fair value of mortgage servicing rights	(7,240)	10,977
Loss on available-for-sale securities, net	—	(45,171)
Total other operating revenue	186,041	161,701
Other operating expense:
Personnel	214,185	202,653
Business promotion	8,818	7,978
Professional fees and services	13,269	12,010
Net occupancy and equipment	32,992	30,293
FDIC and other insurance	6,587	8,740
FDIC special assessment	523	6,454
Data processing and communications	47,578	45,564
Printing, postage, and supplies	3,639	3,997
Amortization of intangible assets	2,652	3,003
Mortgage banking costs	7,689	6,355
Other expense	9,597	13,337
Total other operating expense	347,529	340,384

Net income before taxes	154,763	106,889
Federal and state income taxes	34,992	23,195

Net income	119,771	83,694
Net income (loss) attributable to non-controlling interests	(6)	(9)
Net income attributable to BOK Financial Corporation shareholders	$119,777	$83,703

Average shares outstanding:
Basic	63,547,510	64,290,105
Diluted	63,547,510	64,290,105

Net income per share:
Basic	$1.86	$1.29
Diluted	$1.86	$1.29

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
QUARTERLY EARNINGS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Interest revenue	$618,570	$639,125	$680,310	$671,817	$645,212
Interest expense	302,319	326,079	372,191	375,796	351,640
Net interest income	316,251	313,046	308,119	296,021	293,572
Provision for credit losses	—	—	2,000	8,000	8,000
Net interest income after provision for credit losses	316,251	313,046	306,119	288,021	285,572
Other operating revenue:
Brokerage and trading revenue	31,068	55,505	50,391	53,017	59,179
Transaction card revenue	27,092	27,631	28,495	27,246	25,493
Fiduciary and asset management revenue	60,972	60,595	57,384	57,576	55,305
Deposit service charges and fees	30,275	30,038	30,450	29,572	28,685
Mortgage banking revenue	19,815	18,140	18,372	18,628	18,967
Other revenue	14,894	15,029	17,402	13,988	12,935
Total fees and commissions	184,116	206,938	202,494	200,027	200,564
Other gains (losses), net	(725)	4,995	13,087	57,375	4,269
Gain (loss) on derivatives, net	9,565	(21,728)	8,991	(1,091)	(8,633)
Gain (loss) on fair value option securities, net	325	(621)	764	(94)	(305)
Change in fair value of mortgage servicing rights	(7,240)	20,460	(16,453)	3,453	10,977
Gain (loss) on available-for-sale securities, net	—	—	(691)	34	(45,171)
Total other operating revenue	186,041	210,044	208,192	259,704	161,701
Other operating expense:
Personnel	214,185	210,675	206,821	191,090	202,653
Business promotion	8,818	9,365	7,681	8,250	7,978
Charitable contributions to BOKF Foundation	—	—	—	13,610	—
Professional fees and services	13,269	15,175	13,405	13,331	12,010
Net occupancy and equipment	32,992	32,713	32,077	30,245	30,293
FDIC and other insurance	6,587	6,862	8,186	7,317	8,740
FDIC special assessment	523	(686)	(1,437)	1,190	6,454
Data processing and communications	47,578	48,024	47,554	46,131	45,564
Printing, postage, and supplies	3,639	3,699	3,594	3,789	3,997
Amortization of intangible assets	2,652	2,855	2,856	2,898	3,003
Mortgage banking costs	7,689	10,692	9,059	8,532	6,355
Other expense	9,597	8,282	11,229	10,307	13,337
Total other operating expense	347,529	347,656	341,025	336,690	340,384
Net income before taxes	154,763	175,434	173,286	211,035	106,889
Federal and state income taxes	34,992	39,280	33,313	47,303	23,195
Net income	119,771	136,154	139,973	163,732	83,694
Net income (loss) attributable to non-controlling interests	(6)	—	(26)	19	(9)
Net income attributable to BOK Financial Corporation shareholders	$119,777	$136,154	$139,999	$163,713	$83,703

Average shares outstanding:
Basic	63,547,510	63,491,458	63,489,581	63,714,204	64,290,105
Diluted	63,547,510	63,491,458	63,489,581	63,714,204	64,290,105
Net income per share:
Basic	$1.86	$2.12	$2.18	$2.54	$1.29
Diluted	$1.86	$2.12	$2.18	$2.54	$1.29

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
FINANCIAL HIGHLIGHTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Capital:
Period end shareholders' equity	$5,771,813	$5,548,353	$5,612,443	$5,229,130	$5,128,751
Risk weighted assets	$38,062,913	$38,315,722	$38,365,133	$39,405,794	$38,952,556
Risk-based capital ratios:
Common equity Tier 1	13.31%	13.03%	12.73%	12.10%	11.99%
Tier 1	13.31%	13.04%	12.74%	12.11%	12.00%
Total capital	14.54%	14.21%	13.91%	13.25%	13.15%
Leverage ratio	10.02%	9.97%	9.67%	9.39%	9.42%
Tangible common equity ratio[1]	9.48%	9.17%	9.22%	8.38%	8.21%
Adjusted tangible common equity ratio[1]	9.23%	8.86%	9.01%	8.06%	7.92%

Common stock:
Book value per share	$89.82	$86.53	$87.53	$81.54	$79.50
Tangible book value per share	$72.87	$69.51	$70.44	$64.41	$62.42
Market value per share:
High	$116.29	$121.58	$108.01	$96.41	$92.08
Low	$97.84	$99.93	$86.43	$85.02	$77.86
Cash dividends paid	$36,468	$36,421	$35,147	$35,288	$35,568
Dividend payout ratio	30.45%	26.75%	25.11%	21.55%	42.49%
Shares outstanding, net	64,261,824	64,121,299	64,118,417	64,127,824	64,515,035
Stock buy-back program:
Shares repurchased	10,000	—	—	412,176	616,630
Amount	$985	$—	$—	$37,253	$51,727
Average price paid per share[2]	$98.45	$—	$—	$90.38	$83.89

Performance ratios (quarter annualized):
Return on average assets	0.95%	1.07%	1.09%	1.29%	0.67%
Return on average equity	8.59%	9.71%	10.22%	12.79%	6.53%
Return on average tangible common equity[1]	10.63%	12.09%	12.80%	16.27%	8.31%
Net interest margin	2.78%	2.75%	2.68%	2.56%	2.61%
Efficiency ratio[1]	68.31%	65.61%	65.11%	59.83%	67.13%

Other data:
Tax-equivalent interest	$2,542	$2,466	$2,385	$2,196	$2,100
Net unrealized loss on available-for-sale securities	$(363,507)	$(537,335)	$(307,360)	$(649,236)	$(643,259)

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Mortgage banking:
Mortgage production revenue	$2,629	$1,282	$1,563	$2,369	$3,525

Mortgage loans funded for sale	$159,816	$208,300	$224,749	$240,038	$139,176
Add: Current period end outstanding commitments	60,429	36,590	70,102	62,960	67,951
Less: Prior period end outstanding commitments	36,590	70,102	62,960	67,951	34,783
Total mortgage production volume	$183,655	$174,788	$231,891	$235,047	$172,344

Mortgage loan refinances to mortgage loans funded for sale	12%	19%	11%	7%	10%
Realized margin on funded mortgage loans	0.91%	0.87%	0.93%	0.97%	1.46%
Production revenue as a percentage of production volume	1.43%	0.73%	0.67%	1.01%	2.05%

Mortgage servicing revenue	$17,186	$16,858	$16,809	$16,259	$15,442
Average outstanding principal balance of mortgage loans serviced for others	$23,089,324	$22,214,392	$22,203,787	$22,287,559	$21,088,898
Average mortgage servicing revenue rates	0.30%	0.30%	0.30%	0.29%	0.29%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$9,183	$(21,917)	$11,357	$(3,484)	$(9,357)
Gain (loss) on fair value option securities, net	325	(621)	764	(94)	(305)
Gain (loss) on economic hedge of mortgage servicing rights	9,508	(22,538)	12,121	(3,578)	(9,662)
Change in fair value of mortgage servicing rights	(7,240)	20,460	(16,453)	3,453	10,977
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	2,268	(2,078)	(4,332)	(125)	1,315
Net interest expense on fair value option securities[3]	(71)	(79)	(146)	(96)	(155)
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$2,197	$(2,157)	$(4,478)	$(221)	$1,160
1     See Reconciliation of Non-GAAP Measures following.
2     Excludes 1% excise tax on corporate stock repurchases.
3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and share data)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Reconciliation of tangible common equity ratio and adjusted tangible common equity ratio:
Total shareholders' equity	$5,771,813	$5,548,353	$5,612,443	$5,229,130	$5,128,751
Less: Goodwill and intangible assets, net	1,088,813	1,091,537	1,095,954	1,098,777	1,101,643
Tangible common equity	4,683,000	4,456,816	4,516,489	4,130,353	4,027,108
Add: Unrealized loss on investment securities, net	(165,676)	(199,519)	(132,192)	(204,636)	(185,978)
Add: Tax effect on unrealized loss on investment securities, net	39,149	46,925	31,090	48,128	43,740
Adjusted tangible common equity	$4,556,473	$4,304,222	$4,415,387	$3,973,845	$3,884,870

Total assets	$50,472,189	$49,685,892	$50,081,985	$50,403,457	$50,160,380
Less: Goodwill and intangible assets, net	1,088,813	1,091,537	1,095,954	1,098,777	1,101,643
Tangible assets	$49,383,376	$48,594,355	$48,986,031	$49,304,680	$49,058,737

Tangible common equity ratio	9.48%	9.17%	9.22%	8.38%	8.21%
Adjusted tangible common equity ratio	9.23%	8.86%	9.01%	8.06%	7.92%

Reconciliation of return on average tangible common equity:
Total average shareholders' equity	$5,658,082	$5,575,583	$5,446,998	$5,146,785	$5,152,061
Less: Average goodwill and intangible assets, net	1,090,116	1,094,466	1,097,317	1,100,139	1,103,090
Average tangible common equity	$4,567,966	$4,481,117	$4,349,681	$4,046,646	$4,048,971

Net income attributable to BOK Financial Corporation shareholders	$119,777	$136,154	$139,999	$163,713	$83,703

Return on average tangible common equity	10.63%	12.09%	12.80%	16.27%	8.31%

Reconciliation of common equity Tier 1 ratio including all securities portfolio losses:
Common equity Tier 1 capital	$5,067,926	$4,995,415	$4,884,551	$4,769,037	$4,670,858
Add: Accumulated other comprehensive loss	(362,343)	(503,040)	(335,289)	(605,502)	(610,128)
Add: Unrealized loss on investment securities, net	(165,676)	(199,519)	(132,192)	(204,636)	(185,978)
Add: Tax effect on unrealized loss on investment securities, net	39,149	46,925	31,090	48,128	43,740
Adjusted Tier 1 capital	$4,579,056	$4,339,781	$4,448,160	$4,007,027	$3,918,492

Risk weighted assets	$38,062,913	$38,316,481	$38,365,133	$39,405,831	$38,952,555

Common equity Tier 1 ratio including AOCI & loss on investment securities	12.03%	11.33%	11.59%	10.17%	10.06%

Reconciliation of pre-provision net revenue:
Net income before taxes	$154,763	$175,434	$173,286	$211,035	$106,889
Add: Provision for expected credit losses	—	—	2,000	8,000	8,000
Less: Net income (loss) attributable to non-controlling interests	(6)	—	(26)	19	(9)
Pre-provision net revenue	$154,769	$175,434	$175,312	$219,016	$114,898

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and share data)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Calculation of efficiency ratio:
Total other operating expense	$347,529	$347,656	$341,025	$336,690	$340,384
Less: Amortization of intangible assets	2,652	2,855	2,856	2,898	3,003
Numerator for efficiency ratio	$344,877	$344,801	$338,169	$333,792	$337,381

Net interest income	$316,251	$313,046	$308,119	$296,021	$293,572
Add: Tax-equivalent adjustment	2,542	2,466	2,385	2,196	2,100
Tax-equivalent net interest income	318,793	315,512	310,504	298,217	295,672
Total other operating revenue	186,041	210,044	208,192	259,704	161,701
Less: Gain (loss) on available-for-sale securities, net	—	—	(691)	34	(45,171)
Denominator for efficiency ratio	$504,834	$525,556	$519,387	$557,887	$502,544

Efficiency ratio	68.31%	65.61%	65.11%	59.83%	67.13%

Information on net interest income and net interest margin excluding trading activities:
Net interest income	$316,251	$313,046	$308,119	$296,021	$293,572
Less: Trading activities net interest income	15,174	4,648	3,751	(275)	(498)
Net interest income excluding trading activities	301,077	308,398	304,368	296,296	294,070
Add: Tax-equivalent adjustment	2,542	2,466	2,385	2,196	2,100
Tax-equivalent net interest income excluding trading activities	$303,619	$310,864	$306,753	$298,492	$296,170

Average interest-earning assets	$45,606,324	$45,375,438	$45,911,383	$46,019,346	$44,846,886
Less: Average trading activities interest-earning assets	5,881,997	5,636,949	5,802,448	5,922,891	5,371,209
Average interest-earning assets excluding trading activities	$39,724,327	$39,738,489	$40,108,935	$40,096,455	$39,475,677

Net interest margin on average interest-earning assets	2.78%	2.75%	2.68%	2.56%	2.61%
Net interest margin on average trading activities interest-earning assets	0.98%	0.36%	0.29%	(0.05)%	(0.07)%
Net interest margin on average interest-earning assets excluding trading activities	3.05%	3.09%	3.02%	2.94%	2.97%

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

Year Ended
December 31, 2024
Calculation of efficiency ratio and efficiency ratio excluding discrete items:
Total other operating expense	$1,365,755
Less: Amortization of intangible assets	11,612
Numerator for efficiency ratio	$1,354,143
Less: FDIC special assessment	5,521
Less: Contribution of converted Visa shares to BOKF Foundation	10,000
Adjusted numerator for efficiency ratio	$1,338,622

Net interest income	$1,210,758
Add: Tax-equivalent adjustment	9,147
Tax-equivalent net interest income	1,219,905
Total other operating revenue	839,641
Less: Gain (loss) on available-for-sale securities, net	(45,828)
Denominator for efficiency ratio	$2,105,374
Less: Gain on converted Visa shares	56,877
Adjusted denominator for efficiency ratio	$2,048,497

Efficiency ratio	64.32%
Efficiency ratio excluding discrete items	65.35%

Explanation of Non-GAAP Measures
The tangible common equity ratio and return on average tangible common equity are primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities, less intangible assets and equity that does not benefit common shareholders. The adjusted tangible common equity ratio also includes unrealized gains and losses on the investment portfolio. These measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders' equity.
The adjusted Tier 1 common equity ratio includes accumulated other comprehensive loss and unrealized gains and losses on the investment portfolio. This measure is a valuable indicator of a financial institution’s capital strength and retains the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders’ equity.
Pre-provision net revenue is a measure of revenue less expenses and is calculated before provision for credit losses and income tax expense. This financial measure is frequently used by investors and analysts and enables them to assess a company's ability to generate earnings to cover credit losses through a credit cycle. It also provides an additional basis for comparing the results of operations between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.
The efficiency ratio measures the company's ability to use its assets and manage its liabilities effectively in the current period.
Net interest income and net interest margin excluding trading activities removes the effect of trading activities on these metrics allowing management and investors to assess the performance of the company's core lending and deposit activities without the associated volatility from trading activities.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Commercial:
Healthcare	$3,789,446	$3,967,533	$4,149,069	$4,231,058	$4,245,939
Services	3,704,834	3,643,203	3,573,670	3,577,144	3,529,421
Energy	2,860,330	3,254,724	3,126,635	3,451,485	3,443,719
General business	4,048,821	4,164,676	4,028,548	4,363,722	3,913,788
Total commercial	14,403,431	15,030,136	14,877,922	15,623,409	15,132,867

Commercial real estate:
Multifamily	2,336,312	2,237,064	2,109,445	1,997,282	1,960,839
Industrial	1,163,089	1,127,867	1,270,928	1,214,991	1,343,970
Office	704,688	755,838	815,966	876,897	901,105
Retail	497,579	485,926	521,874	547,706	543,735
Residential construction and land development	105,190	109,120	105,048	88,252	83,906
Other commercial real estate	356,678	342,637	365,394	358,447	403,122
Total commercial real estate	5,163,536	5,058,452	5,188,655	5,083,575	5,236,677

Loans to individuals:
Residential mortgage	2,471,345	2,436,958	2,370,293	2,281,226	2,192,584
Residential mortgages guaranteed by U.S. government agencies	133,453	136,649	127,747	131,825	139,456
Personal	1,518,723	1,452,529	1,420,444	1,433,546	1,470,976
Total loans to individuals	4,123,521	4,026,136	3,918,484	3,846,597	3,803,016

Total	$23,690,488	$24,114,724	$23,985,061	$24,553,581	$24,172,560

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS MANAGED BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Texas:
Commercial	$6,953,714	$7,411,416	$7,437,800	$7,879,143	$7,515,070
Commercial real estate	1,864,345	1,731,281	1,816,276	1,754,087	1,935,728
Loans to individuals	929,825	918,994	880,213	908,920	964,464
Total Texas	9,747,884	10,061,691	10,134,289	10,542,150	10,415,262

Oklahoma:
Commercial	3,380,680	3,585,592	3,440,385	3,619,136	3,478,146
Commercial real estate	521,992	513,101	557,025	556,971	605,419
Loans to individuals	2,548,549	2,440,874	2,367,725	2,273,240	2,176,268
Total Oklahoma	6,451,221	6,539,567	6,365,135	6,449,347	6,259,833

Colorado:
Commercial	2,246,388	2,188,324	2,175,540	2,220,887	2,244,416
Commercial real estate	706,154	759,168	835,478	806,522	766,100
Loans to individuals	210,531	213,768	216,938	217,990	221,291
Total Colorado	3,163,073	3,161,260	3,227,956	3,245,399	3,231,807

Arizona:
Commercial	1,115,085	1,082,829	1,064,380	1,104,875	1,149,394
Commercial real estate	1,084,967	1,098,174	1,115,928	1,045,837	1,007,972
Loans to individuals	218,093	215,531	218,340	208,419	218,664
Total Arizona	2,418,145	2,396,534	2,398,648	2,359,131	2,376,030

Kansas/Missouri:
Commercial	298,410	305,957	306,370	336,232	320,609
Commercial real estate	533,335	515,511	438,424	482,249	497,036
Loans to individuals	147,651	164,638	158,524	157,750	141,767
Total Kansas/Missouri	979,396	986,106	903,318	976,231	959,412

New Mexico:
Commercial	324,321	325,246	324,605	318,711	317,651
Commercial real estate	381,775	402,217	386,037	367,678	352,559
Loans to individuals	57,926	60,703	64,511	67,747	67,814
Total New Mexico	764,022	788,166	775,153	754,136	738,024

Arkansas:
Commercial	84,833	130,772	128,842	144,425	107,581
Commercial real estate	70,968	39,000	39,487	70,231	71,863
Loans to individuals	10,946	11,628	12,233	12,531	12,748
Total Arkansas	166,747	181,400	180,562	227,187	192,192

Total BOK Financial	$23,690,488	$24,114,724	$23,985,061	$24,553,581	$24,172,560
Loans attributed to a principal market may not always represent the location of the borrower or the collateral.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
DEPOSITS BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Oklahoma:
Demand	$3,629,708	$3,618,771	$3,491,996	$3,721,009	$3,365,529
Interest-bearing:
Transaction	13,891,707	13,352,732	12,474,626	12,115,793	12,362,193
Savings	525,424	497,443	490,957	496,289	509,775
Time	2,089,744	2,138,620	2,462,463	2,157,778	2,136,583
Total interest-bearing	16,506,875	15,988,795	15,428,046	14,769,860	15,008,551
Total Oklahoma	20,136,583	19,607,566	18,920,042	18,490,869	18,374,080

Texas:
Demand	2,187,903	2,216,393	2,228,690	2,448,433	2,201,561
Interest-bearing:
Transaction	5,925,285	6,205,605	6,191,794	5,425,670	5,125,834
Savings	155,777	154,112	152,392	150,812	157,108
Time	633,538	646,490	648,796	626,724	605,526
Total interest-bearing	6,714,600	7,006,207	6,992,982	6,203,206	5,888,468
Total Texas	8,902,503	9,222,600	9,221,672	8,651,639	8,090,029

Colorado:
Demand	1,082,304	1,159,076	1,195,637	1,244,848	1,316,971
Interest-bearing:
Transaction	1,988,258	2,089,475	1,935,685	1,921,671	1,951,232
Savings	58,318	59,244	56,275	61,184	63,675
Time	274,235	280,081	279,887	261,237	237,656
Total interest-bearing	2,320,811	2,428,800	2,271,847	2,244,092	2,252,563
Total Colorado	3,403,115	3,587,876	3,467,484	3,488,940	3,569,534

New Mexico:
Demand	631,950	659,234	628,594	661,677	683,643
Interest-bearing:
Transaction	1,283,998	1,305,044	1,275,502	1,323,750	1,085,946
Savings	96,969	90,580	90,867	92,910	95,944
Time	344,827	347,443	336,830	314,133	298,556
Total interest-bearing	1,725,794	1,743,067	1,703,199	1,730,793	1,480,446
Total New Mexico	2,357,744	2,402,301	2,331,793	2,392,470	2,164,089

Arizona:
Demand	451,085	418,587	435,553	448,587	502,143
Interest-bearing:
Transaction	1,312,979	1,277,494	1,237,811	1,227,895	1,181,539
Savings	11,125	12,336	11,228	11,542	12,024
Time	70,758	70,390	59,508	56,102	46,962
Total interest-bearing	1,394,862	1,360,220	1,308,547	1,295,539	1,240,525
Total Arizona	1,845,947	1,778,807	1,744,100	1,744,126	1,742,668

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

(In thousands)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Kansas/Missouri:
Demand	279,808	277,440	255,950	291,045	316,041
Interest-bearing:
Transaction	1,202,107	1,169,541	1,134,544	1,040,114	985,706
Savings	14,504	12,158	11,896	14,998	13,095
Time	36,307	37,210	35,316	32,921	30,411
Total interest-bearing	1,252,918	1,218,909	1,181,756	1,088,033	1,029,212
Total Kansas/Missouri	1,532,726	1,496,349	1,437,706	1,379,078	1,345,253

Arkansas:
Demand	25,738	22,396	23,824	24,579	28,168
Interest-bearing:
Transaction	57,696	55,215	62,249	52,149	55,735
Savings	2,602	2,944	3,092	2,754	2,776
Time	17,019	15,176	15,156	15,040	11,215
Total interest-bearing	77,317	73,335	80,497	69,943	69,726
Total Arkansas	103,055	95,731	104,321	94,522	97,894

Total BOK Financial	$38,281,673	$38,191,230	$37,227,118	$36,241,644	$35,383,547

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
NET INTEREST MARGIN TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Tax-equivalent asset yields
Interest-bearing cash and cash equivalents	4.48%	4.60%	5.33%	5.86%	4.96%
Trading securities	5.07%	4.90%	5.36%	5.06%	5.12%
Investment securities, net of allowance	1.42%	1.42%	1.41%	1.41%	1.42%
Available-for-sale securities	3.82%	3.82%	3.76%	3.71%	3.48%
Fair value option securities	3.72%	3.70%	3.69%	3.68%	3.59%
Restricted equity securities	7.51%	7.60%	8.20%	8.11%	8.59%
Residential mortgage loans held for sale	6.03%	5.85%	6.15%	6.50%	6.25%
Loans	6.71%	7.01%	7.47%	7.41%	7.40%
Allowance for loan losses
Loans, net of allowance	6.79%	7.10%	7.55%	7.49%	7.48%
Total tax-equivalent yield on earning assets	5.45%	5.59%	5.89%	5.80%	5.73%

Cost of interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing transaction	3.21%	3.42%	3.78%	3.76%	3.68%
Savings	0.56%	0.59%	0.60%	0.58%	0.57%
Time	4.10%	4.56%	4.56%	4.51%	4.54%
Total interest-bearing deposits	3.24%	3.48%	3.79%	3.76%	3.69%
Funds purchased and repurchase agreements	3.05%	3.78%	3.89%	4.28%	4.05%
Other borrowings	4.57%	4.95%	5.55%	5.58%	5.56%
Subordinated debt	6.44%	6.80%	7.15%	7.07%	7.09%
Total cost of interest-bearing liabilities	3.42%	3.69%	4.11%	4.15%	4.08%
Tax-equivalent net interest spread	2.03%	1.90%	1.78%	1.65%	1.65%
Effect of noninterest-bearing funding sources and other	0.75%	0.85%	0.90%	0.91%	0.96%
Tax-equivalent net interest margin	2.78%	2.75%	2.68%	2.56%	2.61%
Yield calculations are shown on a tax-equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
CREDIT QUALITY INDICATORS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratios)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024
Nonperforming assets:
Nonaccruing loans:
Commercial:
Energy	$49	$49	$28,986	$28,668	$14,991
Healthcare	29,253	13,717	15,927	20,845	49,307
Services	13,662	767	1,425	3,165	3,319
General business	103	114	5,334	5,756	7,003
Total commercial	43,067	14,647	51,672	58,434	74,620

Commercial real estate	13,125	9,905	12,364	12,883	22,087

Loans to individuals:
Permanent mortgage	20,502	15,261	13,688	12,627	13,449
Permanent mortgage guaranteed by U.S. government agencies	6,786	6,803	6,520	6,617	9,217
Personal	40	109	71	122	142
Total loans to individuals	27,328	22,173	20,279	19,366	22,808

Total nonaccruing loans	83,520	46,725	84,315	90,683	119,515
Real estate and other repossessed assets	1,769	2,254	2,625	2,334	2,860
Total nonperforming assets	$85,289	$48,979	$86,940	$93,017	$122,375

Total nonperforming assets excluding those guaranteed by U.S. government agencies	$78,503	$42,176	$80,420	$86,400	$113,158

Accruing loans 90 days past due[1]	$3,258	$—	$597	$2,962	$—

Gross charge-offs	$2,291	$1,339	$2,496	$7,940	$7,060
Recoveries	(1,186)	(811)	(2,550)	(995)	(1,600)
Net charge-offs (recoveries)	$1,105	$528	$(54)	$6,945	$5,460

Provision for loan losses	$(336)	$(3,893)	$(3,424)	$13,148	$9,960
Provision for credit losses from off-balance sheet unfunded loan commitments	448	3,874	5,430	(4,983)	(1,658)
Provision for expected credit losses from mortgage banking activities	(82)	30	47	(153)	(265)
Provision for credit losses related to held-to-maturity (investment) securities portfolio	(30)	(11)	(53)	(12)	(37)
Total provision for credit losses	$—	$—	$2,000	$8,000	$8,000

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratios)	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024

Allowance for loan losses to period end loans	1.18%	1.16%	1.19%	1.17%	1.17%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to period end loans	1.40%	1.38%	1.39%	1.34%	1.36%
Nonperforming assets to period end loans and repossessed assets	0.36%	0.20%	0.36%	0.38%	0.51%
Net charge-offs (annualized) to average loans	0.02%	0.01%	—%	0.11%	0.09%
Allowance for loan losses to nonaccruing loans[1]	363.06%	701.46%	365.65%	342.38%	255.33%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to nonaccruing loans[1]	430.95%	830.81%	427.05%	392.74%	298.23%
1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
SEGMENTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended			1Q25 vs 4Q24		1Q25 vs 1Q24

(Dollars in thousands, except ratios)	Mar. 31, 2025	Dec. 31, 2024	Mar. 31, 2024	Change	% Change	Change	% Change
Commercial Banking:
Net interest income	$178,258	$199,735	$203,995	$(21,477)	(10.8)%	$(25,737)	(12.6)%
Fees and commissions revenue	55,157	56,575	50,630	(1,418)	(2.5)%	4,527	8.9%
Combined net interest income and fee revenue	233,415	256,310	254,625	(22,895)	(8.9)%	(21,210)	(8.3)%
Other operating expense	76,234	80,834	70,095	(4,600)	(5.7)%	6,139	8.8%
Corporate allocations	17,414	16,848	18,397	566	3.4%	(983)	(5.3)%
Net income before taxes	139,983	160,393	161,516	(20,410)	(12.7)%	(21,533)	(13.3)%

Average assets	$21,400,745	$21,510,871	$21,652,694	$(110,126)	(0.5)%	$(251,949)	(1.2)%
Average loans	19,965,166	19,996,608	20,067,170	(31,442)	(0.2)%	(102,004)	(0.5)%
Average deposits	17,769,083	17,941,793	15,730,241	(172,710)	(1.0)%	2,038,842	13.0%

Consumer Banking:
Net interest income	$57,252	$65,485	$64,135	$(8,233)	(12.6)%	$(6,883)	(10.7)%
Fees and commissions revenue	36,795	35,960	36,207	835	2.3%	588	1.6%
Combined net interest income and fee revenue	94,047	101,445	100,342	(7,398)	(7.3)%	(6,295)	(6.3)%
Other operating expense	57,236	59,910	53,447	(2,674)	(4.5)%	3,789	7.1%
Corporate allocations	15,435	14,874	14,172	561	3.8%	1,263	8.9%
Net income before taxes	22,122	23,580	32,336	(1,458)	(6.2)%	(10,214)	(31.6)%

Average assets	$8,201,821	$8,238,609	$7,928,757	$(36,788)	(0.4)%	$273,064	3.4%
Average loans	2,206,553	2,147,058	1,913,586	59,495	2.8%	292,967	15.3%
Average deposits	8,154,762	8,197,577	7,901,167	(42,815)	(0.5)%	253,595	3.2%

Wealth Management:
Net interest income	$44,502	$38,144	$28,398	$6,358	16.7%	$16,104	56.7%
Fees and commissions revenue	96,336	118,310	118,704	(21,974)	(18.6)%	(22,368)	(18.8)%
Combined net interest income and fee revenue	140,838	156,454	147,102	(15,616)	(10.0)%	(6,264)	(4.3)%
Other operating expense	94,266	95,196	99,288	(930)	(1.0)%	(5,022)	(5.1)%
Corporate allocations	13,854	12,353	14,779	1,501	12.2%	(925)	(6.3)%
Net income before taxes	32,726	48,915	33,050	(16,189)	(33.1)%	(324)	(1.0)%

Average assets	$11,367,435	$10,775,744	$10,508,821	$591,691	5.5%	$858,614	8.2%
Average loans	2,187,599	2,160,588	2,198,803	27,011	1.3%	(11,204)	(0.5)%
Average deposits	10,702,521	9,983,232	9,237,965	719,289	7.2%	1,464,556	15.9%
Fiduciary assets	68,059,837	67,979,134	60,365,292	80,703	0.1%	7,694,545	12.7%
Assets under management or administration	113,956,563	114,615,237	105,530,903	(658,674)	(0.6)%	8,425,660	8.0%
Certain prior period amounts have been reclassified to conform to current period presentation.